Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                             1934 (Amendment No. )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Under Rule 14a-12

                            SALES ONLINE DIRECT, INC.
                (Name of Registrant As Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement,
                         if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth in the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
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    (2) Form, Schedule or Registration Statement No.:
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    (3) Filing Party:
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    (4) Date Filed:
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                                                                Preliminary Copy


                            SALES ONLINE DIRECT, Inc.
                                4 Brussels Street
                         Worcester, Massachusetts 01610

                            SOLICITATION OF CONSENTS

TO THE STOCKHOLDERS OF SALES ONLINE DIRECT, INC.:

     The Board of Directors of Sales Online Direct, Inc. (the "Company") requests your consent in writing, without a meeting, to a Charter Amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 to 350,000,000.

     The attached Consent Solicitation Statement describes the matter being presented to the stockholders in this consent solicitation. Because this solicitation of written consents is in lieu of a meeting of stockholders there will be no meeting of stockholders held in connection with this consent solicitation. The attached Consent Solicitation Statement is provided to you pursuant to Rule 14a-3 under the Securities Exchange Act of 1934. We encourage you to read the Consent Solicitation Statement thoroughly.

     YOUR BOARD HAS UNANIMOUSLY APPROVED AND UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

     Only holders of record of common stock of the Company as of the close of business on November 6, 2001 (the "Record Date") are entitled to receive the accompanying Consent Solicitation Statement and consent and to consent to the Charter Amendment. Each stockholder is urged to sign, date and mail the accompanying consent as promptly as possible in the enclosed self-addressed envelope to Sales Online Direct, Inc., 4 Brussels Street, Worcester, MA 01610.

                                  BY ORDER OF THE BOARD OF DIRECTORS,


                                  Gregory Rotman
                                  President

November ___, 2001
Worcester, Massachusetts

                         YOUR CONSENT IS IMPORTANT TO US

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. TO ENSURE YOUR CONSENT BEING COUNTED, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED CONSENT AS PROMPTLY AS POSSIBLE AND MAIL IT IN THE ENCLOSED ENVELOPE. ANY CONSENT GIVEN MAY BE REVOKED BY YOU IN WRITING AT ANY TIME PRIOR TO THE RECEIPT BY THE COMPANY OF UNREVOKED CONSENTS FROM THE HOLDERS OF A MAJORITY OF THE COMPANY'S COMMON STOCK. IF YOU HAVE ANY QUESTIONS ABOUT THIS CONSENT SOLITICATION OR ABOUT PROVIDING YOUR CONSENT, PLEASE CONTACT __________________, ___________________, AT (508) 791-6710.

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                                                                Preliminary Copy


       THIS CONSENT SOLICITATION STATEMENT IS BEING PROVIDED TO YOU BY THE
                           MANAGEMENT OF THE COMPANY


                            SALES ONLINE DIRECT, Inc.
                                4 Brussels Street
                         Worcester, Massachusetts 01610

                         CONSENT SOLICITATION STATEMENT


     The Board of Directors of Sales Online Direct, Inc. (the "Company") hereby requests consent from the holders of the Company's common stock. Please indicate your consent by SIGNING, DATING and MAILING the enclosed consent ("Consent") to the Company, 4 Brussels Street, Worcester, MA 01610.

     This Consent Solicitation Statement and the accompanying form of Consent are first being mailed on or about November ___, 2001 to holders of record of common stock as of the close of business on November 6, 2001 (the "Record Date").

     Requests for information regarding this Consent Solicitation Statement may be directed to the attention of ________________, __________, at (508) 791-6710 or delivered in writing to the Company at its principal executive office located at 4 Brussels Street, Worcester, MA 01610.

     The Board of Directors of the Company has proposed an amendment to Article FOURTH of the Company's Certificate of Incorporation, as amended ("Certificate of Incorporation"), to increase the authorized common stock of the Company from 100,000,000 to 350,000,000 shares (the "Charter Amendment"). See "Amendment to Certificate of Incorporation to Increase Authorized Common Stock."

     The Delaware General Corporation Law ("DGCL") requires that amendments to a corporation's certificate of incorporation be approved by stockholders entitled to vote thereon, as well as by the Board of Directors. Accordingly, the Company is hereby soliciting consent from the holders of its common stock to the Charter Amendment. The Charter Amendment requires the consent of persons holding not less than a majority of the issued and outstanding common stock on the Record Date.

                SOLICITATION, VOTING AND REVOCABILITY OF CONSENTS

     As of the Record Date, _____________ shares of common stock were issued and outstanding. Only holders of record of common stock as of the close of business on the Record Date are entitled to consent to the Charter Amendment. Each share of common stock is entitled to one vote. The shares of common stock for which properly executed Consents in the accompanying form are received will, if no contrary instruction is received, be deemed submitted FOR the Charter Amendment.

     SECTION 228(c) OF THE DGCL REQUIRES THAT EACH CONSENT HAVE A DATED SIGNATURE OF EACH STOCKHOLDER WHO SIGNS THE CONSENT. AN UNDATED CONSENT CANNOT BE USED. In addition, under DGCL Section 228(c), none of the Consents will be effective to approve the Charter Amendment unless Consents from holders of record on the Record Date owning the minimum number of shares required to approve such proposal have been received within the 60-day period following the first dated Consent which is received with respect to such proposal (the "Consent Solicitation Period"). The Consent provided may be executed by the record holder or pursuant to authority given by the written proxy of any record holder.

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                                                                Preliminary Copy


     Any Consent given pursuant to this solicitation is considered revocable by the person giving it at any time before it is used by the Company. If, prior to the earlier of the date on which the Company has received Consents from persons holding the minimum number of shares of common stock required to approve the Charter Amendment or the end of the Consent Solicitation Period, the Company receives a written notice of revocation of a Consent or receives a duly executed Consent bearing a later date, any earlier dated consent will be revoked. If the holders of a majority of the outstanding common stock as of the Record Date approve the Charter Amendment, the Company intends to promptly amend the Certificate of Incorporation in conformity thereto and file a certificate of amendment ("Certificate of Amendment") with the Delaware Secretary of State. The Company shall also promptly notify the stockholders who have not consented to the action taken as required by Delaware law.

     The Company will bear the cost of the solicitation of Consents by the Board of Directors. The Company may use the services of its executive officers and directors to solicit consents from stockholders in person and by mail, telephone and facsimile. Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send Consents, Consent Solicitation Statements and other material to the beneficial owners of the Company's common stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

                  AMENDMENT TO CERTIFICATE OF INCORPORATION TO
                        INCREASE AUTHORIZED COMMON STOCK

     The Company is currently authorized to issue 100,000,000 shares of Common Stock, of which ____________ shares are issued and outstanding. The Board of Directors believes that it is in the best interests of the Company and its stockholders to increase the authorized Common Stock to 350,000,000 shares. This Charter Amendment has been unanimously adopted by the Board of Directors. Neither the par value of the Common Stock nor any rights presently accruing to holders of Common Stock will be affected by this increase. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the increase of the authorized capital stock of the Company if, at any time prior to filing the amendment with the Secretary of State of Delaware, the Board of Directors, in its sole discretion, determines that the increase in the authorized capital stock of the Company is no longer in the best interests of the Company and its stockholders.

Vote Required; Manner of Approval; Appraisal Rights

     Approval to increase the authorized capital stock under the DGCL requires the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Company. The Company has no class of voting stock outstanding other than the Common Stock.

     Section 228 of the DGCL provides generally that, unless the Company's certificate of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents, setting forth in writing the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a meeting of stockholders. Under the applicable provisions of the DGCL, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are signed and delivered to the Company. Withholding of consent, abstentions, and broker non-votes all have the effect of a vote against the Charter Amendment.

     The Charter Amendment will become effective upon its filing with the Secretary of State of Delaware. The form of Charter Amendment is attached as Appendix A hereto and is incorporated by


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                                                                Preliminary Copy


reference herein, which form is, however, subject to change as may be necessary or required by the Delaware Secretary of State.

     Under DGCL Section 262, stockholders are not entitled to appraisal rights, whether or not stockholders consent to the Charter Amendment.

Reasons for Increase in Authorized Capital Stock

     The Board of Directors considers the proposed increase to be in the best interests of the Company and its stockholders. The proposed increase ensures that a sufficient number of shares of common stock will be available for future transactions, including acquisitions, stock splits, stock dividends, employee benefit plans, stock bonus and award plans, satisfaction of debt, and other general corporate purposes. As of the Record Date, the Company has ___________ shares of common stock issued and outstanding, and an additional ____________ shares reserved for issuance, for a total of ___________ shares of common stock either issued and outstanding or reserved for issuance. Therefore, only ______ of the 100,000,000 shares of Common Stock are available for new issuances.

     The Company has three debt obligations in which the issuance or reservation of additional shares of common stock will be necessary. On March 23, 2000, the Company issued an 8% convertible note to Augustine Fund, L.P., in the principal amount of $3,000,000 pursuant to a Securities Purchase Agreement. On November __, 2001, the Company issued a second 8% convertible note to Augustine Fund, L.P., in the principal amount of $1,000,000 pursuant to a Loan Agreement. On November ___, 2001, the Company issued a 6% convertible note in the principal amount of $1,000,000 to Leslie Rotman, the sole stockholder of Rotman Collectibles, Inc., as part of the merger of Rotman Collectibles into a Company subsidiary. Rotman Collectibles is in the business of buying and selling movie poster memorabilia.

     The Augustine Fund notes are convertible into common stock at a conversion price equal to 73% of the average of the closing bid price of the common stock for five days immediately preceding the conversion date. The Rotman note is convertible into common stock at a conversion price equal to 80% of the average of the closing bid price of the common stock for five days immediately preceding the conversion date. The number of shares received upon conversion may be adjusted in the event of a stock split, stock dividend, reorganization, merger, consolidation, or sale of the Company's assets and other similar transactions.

     For each of the three notes, the Company has agreed to file with the SEC a registration statement for the resale of the shares issuable upon conversion of the convertible notes and the payment of interest on the convertible notes. The Company has already registered 19,692,792 shares of common stock with respect to the first Augustine Fund note. An additional registration statement with respect to the first Augustine Fund note, and with respect to the other two notes, will be required. The Company's failure to register the shares in the time specified in agreements with the respective note holders would result in a further discount in the conversion price of the common stock under the notes, to as low as 50% for the second Augustine Fund note, and 70% for the Rotman note, each based on the average of the closing bid price of the common stock for five days immediately preceding the conversion date.

     The convertible notes include a restriction that they are convertible by any holder only to the extent that the number of shares issuable, together with the number of shares of common stock owned by such holder, but not including unconverted portions of the convertible note or unexercisable or warrants, would not exceed 4.99% of the then outstanding shares of the Company's common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. This 4.99% limit may not prevent any holder from converting all of the convertible note, because the holder can convert the convertible note


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                                                                Preliminary Copy


into 4.99% of the Company's outstanding common stock, then to the extent it liquidates some or all of these shares, the holder can convert additional amounts of the convertible note. As a result, the 4.99% limit does not prevent a selling stockholder from selling more than 4.99% of the Company's common stock, while never holding more than 4.99% at any one time.

     The number of shares of common stock that may ultimately be issued upon conversion of the three notes presently cannot be determined and could fluctuate. The Company currently does not have enough shares authorized in its Certificate of Incorporation to satisfy these contractual obligations.

     In addition, based on the Company's current cash position, the Company will likely need infusions of additional capital to fund anticipated marketing costs and operating expenses in the next year, and the Company may seek additional opportunities to purchase additional inventory with common stock. The Company does not intend to issue its common stock except on terms that the Company deems to be in the best interests of the Company and its stockholders.

     Under the Company's Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to the common stock. Thus, should the board of directors issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase shares. Under the DGCL, stockholders are not entitled to dissenter's rights of appraisal with respect to the Charter Amendment.

Effect of Issuance of Additional Shares on Common Stock

     If the Board of Directors elects to issue additional shares of common stock, the issuance could have a dilutive effect on the earnings per share, book value per share, voting power and shareholdings of current stockholders. The number of shares of common stock issuable upon conversion of the convertible notes could have the effect of reducing the Company's stock price, because the conversion will be inversely proportional to the market price of the common stock at the dates upon which the holder of the convertible note converts the convertible note. In addition, to the extent that any holder of the convertible notes converts and then sells common stock in accordance with the 4.99% limitation, the common stock price may decrease due to the additional shares in the market, possibly allowing the holder to convert the convertible note into greater amounts of common stock, further depressing the stock price.

     The additional shares issued upon conversion of the convertible notes would also dilute the percentage interest of the Company's existing common stockholders, and this dilution would increase as more shares of common stock are issued due to the impact of the variable conversion price. Each additional issuance of shares upon conversion would increase the supply of shares in the market and, as a result, may cause the market price of the Company's common stock to decline. The effect of this increased supply of common stock leading to a lower market price may be magnified if there are sequential conversions of the convertible notes into shares of common stock. A holder of a convertible note could convert a portion of the convertible note and then sell the common stock issued upon conversion, which could result in a drop in the Company's stock price. If the stock price were to decrease, then a holder could convert the convertible note at a lower conversion price, and be issued a greater number of shares of common stock due to the lower conversion price. The increase in the aggregate number of shares of common stock issued upon conversion of the convertible note above what it would otherwise be could place significant downward pressure on the Company's stock price. This downward pressure on the Company's stock price might encourage market participants to sell the Company's stock short, which would put further downward pressure on the Company's stock price. In issuing the additional shares, however, the Company would avoid repaying in cash the aggregate principal amount of $5,000,000 for the three notes.


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                                                                Preliminary Copy


Potential Anti-Takeover Effect

     Although the Company's Board of Directors believes that the proposed change to the present Certificate of Incorporation is beneficial to stockholders, the provisions may have the effect of rendering the Company less attractive to potential hostile acquirors. Therefore, the action may have the effect of discouraging future takeover attempts from which stockholders may, or may not, obtain a premium for their shares over current market prices. The provisions could also render the removal of the incumbent Board of Directors more difficult. The Board of Directors believes, however, that the potential benefits outweigh these possible disadvantages.

                      INTEREST OF CERTAIN PERSONS IN OR IN
                 OPPOSITION TO MATTERS TO BE ACTED UPON MATTERS

     No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Charter Amendment which is not shared by all other stockholders, except that, the holder of the Rotman note is Leslie Rotman, who is the mother of Gregory Rotman, the Company's President and CEO, and a director of the Company, and Richard Rotman, the Company's Executive Vice President and CFO, and a director of the Company. The Company believes that the merger transaction related to the issuance of the Rotman note was on terms that were fair and reasonable to the Company and no less favorable than could have been obtained by an unaffiliated party.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     To the knowledge of the Company's management, the following table sets forth the beneficial ownership of Common Stock as of the Record Date of each of the Company's directors and executive officers, and all of the Company's directors and executive officers as a group. The address of each person named below is the address of the Company.

     Name and Address of             Number of Shares                     % of
     Beneficial Owner                Beneficially Owned                   Class
     ----------------                ------------------                   -----

     Gregory Rotman                       8,309,005                       ____%
     Richard Rotman                      10,155,451                       ____%
     John Martin                          1,199,292 (1)                   ____%
     Andrew Pilaro                           51,500                       ____%

     All directors and executive         19,715,248                       ____%
     officers as a group

     -------------
     (1) Includes 265,375 currently exercisable options to purchase shares of Common Stock.

     To the knowledge of the Company's management, as of the Record Date, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to all outstanding shares of the Company, other than Gregory Rotman and Richard Rotman, as set forth above, and the following persons:


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                                                                Preliminary Copy


     Name and Address of                 Number of Shares                   % of
     Beneficial Owner                    Beneficially Owned                Class
     ----------------                    ------------------                -----

     Marc Stengel                            9,136,119(1)                  ____%
     3743 Birch Lane
     Owings Mills, MD 21117

     Hannah Kramer                           5,139,337                     ____%
     673 Korisa Drive
     Huntingdon Valley, PA 19006

     -------------
     (1) Based solely upon the Form 4 filed with the SEC on October 10, 2001.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     In order for a proposal by a stockholder of the Company to be included in the Company's proxy statement for the 2002 annual meeting of stockholders, the proposal must be received by the Company no later than February __, 2002. Stockholders who intend to present a proposal at the 2002 annual meeting of stockholders, but who do not wish to have such proposal included in the Company's Proxy Statement for such meeting, must provide notice of such proposal to the Company's Secretary at the Company's executive offices not later than May __, 2002.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters other than those described in this Consent Solicitation Statement which must be approved or considered by the holders of the Company's voting stock.

     IF YOU HAVE ANY QUESTIONS REGARDING THIS CONSENT SOLICITATION STATEMENT
                 AND/OR THE CHARTER AMENDMENT, PLEASE CONTACT:

                            Sales Online Direct, Inc.
                                4 Brussels Street
                         Worcester, Massachusetts 01610
                                 (508) 791-6710


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Gregory Rotman
                                              President


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                                                                Preliminary Copy


                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SALES ONLINE DIRECT, INC.

     Sales Online Direct, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

               RESOLVED, that the Certificate of Incorporation of Sales Online Direct, Inc. be amended by changing the FOURTH Article thereof so that, as amended, said Article shall be and read in its entirety as follows:

               "FOURTH: The amount of total authorized capital stock of the corporation shall be divided into 350,000,000 shares of common stock having a par value of $.001 each."

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders holding a majority of the outstanding shares of stock entitled to vote on the amendment have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and Section 228 of the General Corporation Law of the State of Delaware.

          FOURTH: That this Certification of Amendment of the Certificate of Incorporation shall be effective on the date of filing.

     IN WITNESS WHEREOF, said Sales Online Direct, Inc., has caused this Certificate to be executed, acknowledged and filed by its President this ____ day of ________, 2001.

                                          SALES ONLINE DIRECT, INC.

                                          By:
                                             -----------------------------------
                                             Gregory Rotman, President

                                                                Preliminary Copy


                            SALES ONLINE DIRECT, INC.
                                4 Brussels Street
                         Worcester, Massachusetts 01610


                                     CONSENT

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRCTORS OF SALES ONLINE DIRECT, INC.

The undersigned stockholder of Sales Online Direct, Inc. (the "Company") as of November 6, 2001, hereby consents, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of common stock, par value $.001 per share, of the Company held by the undersigned, to the following action without a meeting, without prior notice and without a vote.

Proposal (1): To approve an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock, $.001 par value, from 100,000,000 to 350,000,000 shares.

    CONSENT  ____            CONSENT WITHHELD  ____             ABSTAIN ____


If no space is marked above with respect to the Charter Amendment, the undersigned will be deemed to consent to such amendment.

     PLEASE SIGN, DATE AND RETURN THIS CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. IF SIGNING AS ATTORNEY, EXECUTER, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE INCLUDE YOUR FULL TITLE. CORPORATE PROXIES SHOULD BE SIGNED BY AN AUTHORIZED OFFICER.

Date:                       , 2001
      ----------------------
(Date is Mandatory for all Consents)


-------------------------------------------
      (Printed Name of Stockholder)


-------------------------------------------
        (Signature of Stockholder)


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(Signature of Stockholder, if held jointly)